As filed with the Securities and Exchange Commission on April 28, 2021

Registration No. 333- 254698

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MyMD Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	22-2983783
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

855 N. Wolfe Street, Suite 623

Baltimore, MD 21205

(856) 848-8698

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chris Chapman

President and Chief Medical Officer

MyMD Pharmaceuticals, Inc.

855 N. Wolfe Street, Suite 623

Baltimore, MD 21205

(856) 848-8698

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Rick A. Werner, Esq.

Jayun Koo, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

Tel. (212) 659-7300

Fax (212) 884-8234

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[X]	Smaller reporting company	[X]

		Emerging Growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)		Proposed maximum aggregate offering price per security		Proposed maximum aggregate offering price		Amount of registration fee
Primary Offering:
Common Stock, no par value		(3)		(3)	$—		$—
Preferred Stock, no par value		(3)		(3)	—		—
Warrants		(3)		(3)	—		—
Units (6)		(3)		(3)	—		—
Total Primary Offering					$100,000,000.00	(3)	$10,910.00	(5)
Secondary Offering:
Common Stock, no par value (2)	10,137,025		$4.23	(4)	$42,879,615.75		$4,678.17
Total Offering					$142,879,615.75		$15,588.17	(7)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Represents the resale of (A)(i) 3,896,494 shares of common stock, (ii) 986,486 shares of common stock issuable upon exercise of pre-funded warrants, comprised of 520,270 shares of common stock issuable upon exercise of the pre-funded warrants issued in a private placement described herein, and 466,216 shares of common stock issuable upon exercise of pre-funded warrants issued subsequently to a purchaser in the private placement in lieu of cancellation of 466,216 shares of common stock previously issued in the private placement, (iii) 4,882,980 shares of common stock issuable upon the exercise of warrants, (B) 195,185 shares of common stock issuable upon the exercise of the placement agent warrant issued in connection with the private placement described herein, (C) 127,569 shares of common stock issuable upon the exercise of the warrants issued in connection with the private placement described herein as tail fees to the designees of the placement agent the registrant had engaged in connection with prior offerings, and (D) 48,311 shares of common stock issuable upon exercise of the placement agent warrants issued to the designees of the placement agent on August 13, 2020 in connection with a registered direct offering.

(3)	There is being registered hereunder for sale by the registrant in a primary offering such indeterminate number or amount of common stock, preferred stock, warrants, and units, from time to time, at indeterminate prices, as shall have an aggregate offering price not to exceed $100,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder or other securities. The proposed maximum offering price per share will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(4)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low prices for a share of the registrant’s common stock as reported on the Nasdaq Capital Market on April 23, 2021, which date is within five business days of the filing of this registration statement.

(5)	Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities listed.

(6)	Each unit will represent an interest in two or more other securities, which may or may not be separable from one another.

(7)	Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus, which covers the offering of, issuance, and sale by us of up to $100,000,000 of our common stock, preferred stock, warrants, and units in a primary offering; and

●	a prospectus covering the resale by the selling stockholders identified therein of our common stock issued in or issuable upon the exercise of certain warrants issued in private placements described in the prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 28, 2021

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $100,000,000.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation, and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on the Nasdaq Capital Market (the “NASDAQ”) under the symbol “MYMD.” On April 27, 2021, the last reported sale price of our common stock as reported on the NASDAQ was $4.03 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

Effective as of 4:05 pm Eastern Time on April 16, 2021, we filed an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of our common stock, at a ratio of one share for two shares. All share and per share prices in this prospectus have been adjusted to reflect the reverse stock split. However, common stock share and per share amounts in certain of the documents incorporated by reference herein have not been adjusted to give effect to the reverse stock split.

You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 4 and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2021

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update, or change in a prospectus supplement any information contained in this prospectus. To the extent any statement made in a prospectus supplement or a document incorporated by reference herein after the date hereof is inconsistent with the statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or the incorporated document.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement, and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

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CAUTIONARY NOTE ON FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. When we use the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and other similar terms and phrases, including references to assumptions, we are identifying forward-looking statements. Forward-looking statements involve risks and uncertainties, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	fluctuation and volatility in market price of our common stock due to market and industry factors, as well as general economic, political and market conditions;
●	the impact of dilution on our shareholders;
●	our ability to realize the intended benefits of the Merger and the Contribution Transaction;
●	the impact of our ability to realize the anticipated tax impact of the merger;
●	the outcome of litigation or other proceedings we may become subject to in the future;
●	delisting of our common stock from the Nasdaq;
●	our availability and ability to continue to obtain sufficient funding to conduct planned research and development efforts and realize potential profits;
●	our ability to develop and commercialize our product candidates, including MyMD-1, Supera-CBD and other future product candidates;
●	the impact of the complexity of the regulatory landscape on our ability to seek and obtain regulatory approval for our product candidates, both within and outside of the U.S.;
●	the required investment of substantial time, resources and effort for successful clinical development and marketization of our product candidates;
●	challenges we may face with maintaining regulatory approval, if achieved;
●	the potential impact of changes in the legal and regulatory landscape, both within and outside of the U.S.;
●	the impact of the recent COVID-19 pandemic on the administration, funding and policies of regulatory authorities, both within and outside of the U.S.;
●	our dependence on third parties to conduct pre-clinical and clinical trials and manufacture its product candidates;
●	the impact of the recent COVID-19 pandemic on our results of operations, business plan and the global economy;
●	challenges we may face with respect to its product candidates achieving market acceptance by providers, patients, patient advocacy groups, third party payors and the general medical community;
●	the impact of pricing, insurance coverage and reimbursement status of our product candidates;
●	emerging competition and rapidly advancing technology in our industry;
●

our ability to obtain, maintain and protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on its proprietary rights;

●	our ability to maintain adequate cyber security and information systems;
●	our ability to achieve the expected benefits and costs of the transactions related to the acquisition of Supera;
●	our ability to effectively execute and deliver our plans related to commercialization, marketing and manufacturing capabilities and strategy;
●	emerging competition and rapidly advancing technology in our industry;
●	our ability to obtain adequate financing in the future on reasonable terms, as and when we need it;
●	challenges we may face in identifying, acquiring and operating new business opportunities;
●	our ability to retain and attract senior management and other key employees;
●	our ability to quickly and effectively respond to new technological developments;
●	changes in political, economic or regulatory conditions generally and in the markets in which we operate;
●	our compliance with all laws, rules, and regulations applicable to our business and COVID-19 Vaccine Candidate;
●	other factors discussed in this prospectus and the documents incorporated by reference herein, including those set forth under “Risk Factors” in our joint proxy and consent solicitation statement/prospectus, dated March 23, 2021, filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) of the Securities Act, forming a part of the registration statement on Form S-4, as amended, which was declared effective as of March 23, 2021.

The foregoing does not represent an exhaustive list of risks that may impact upon the forward-looking statements used herein or in the documents incorporated by reference herein. For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements and forward-looking information, please see “Risk Factors” on page 4 of this prospectus as well as the risk factors included in the documents incorporated herein by reference, including from the joint proxy and consent solicitation statement/prospectus, dated March 23, 2021. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that these statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. Except as required by law, we assume no obligation to publicly update any forward-looking statements and forward-looking information, whether as a result of new information, future events or otherwise. We qualify all forward-looking statements by these cautionary statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety, including the joint proxy and consent solicitation statement/prospectus, dated March 23, 2021 , before investing in our securities, including the information discussed under “Risk Factors” beginning on page 4 in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus, including the joint proxy and consent solicitation statement/prospectus, dated March 23, 2021 .

As used herein, and any amendment or supplement hereto, unless otherwise indicated, “we,” “us,” “our,” the “Company,” “MyMD” or similar terminology means MyMD Pharmaceuticals, Inc.

Overview

We were historically a developer of rapid health information technologies but since March 2020, have been primarily focused on the development of a vaccine candidate against SARS-CoV-2, a coronavirus currently causing a pandemic throughout the world (“COVID-19”). Following closing of the Merger and the Contribution Transaction described below that occurred on April 16, 2021, we are focused on developing and commercializing two therapeutic platforms based on well-defined therapeutic targets, MyMD-1 and SUPERA-CBD:

●	MyMD-1 is a clinical stage small molecule that regulates the immunometabolic system to treat autoimmune disease, including (but not limited to) multiple sclerosis, diabetes, rheumatoid arthritis, and inflammatory bowel disease. MyMD-1 is being developed to treat age-related illnesses such as frailty and sarcopenia. MyMD-1 works by regulating the release of numerous pro-inflammatory cytokines, such as TNF-α, interleukin 6 (“IL-6”) and interleukin 17 (“IL-17”). MyMD-1 will be evaluated in patients with depression due to COVID-19 related to the release of cytokines. The company has significant intellectual property coverage to protect these autoimmune indications as well as therapy as an anti-aging product;

●	Supera-CBD is a synthetic derivative of CBD being developed to treat various conditions, including, but not limited to, epilepsy, pain and anxiety/depression, through its effects on the CB2 receptor, and a monoamine oxidase enzyme (“MAO”) type B. Supera-CBD has shown tremendous promise in treating neuroinflammatory and neurodegenerative diseases, and will be a major focus as the company move forward.

The rights to Supera-CBD were previously owned by Supera Pharmaceuticals, Inc. (“Supera”) and was acquired by MyMD Florida (as defined below) immediately prior to the closing of the Merger.

Recent Developments

Closing of the Merger

On April 16, 2021, pursuant to the previously announced Agreement and Plan of Merger and Reorganization, dated November 11, 2020 (the “Original Merger Agreement”), as amended by Amendment No. 1 thereto, dated March 16, 2021 (the Original Merger Agreement, as amended by Amendment No. 1, the “Merger Agreement”), by and among MyMD Pharmaceuticals, Inc., a New Jersey corporation previously known as Akers Biosciences, Inc. (the “Company”), XYZ Merger Sub Inc., a Florida corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and MyMD Pharmaceuticals (Florida), Inc., a Florida corporation previously known as MyMD Pharmaceuticals, Inc. (“MyMD Florida”), Merger Sub was merged with and into MyMD Florida, with MyMD Florida continuing after the merger as the surviving entity and a wholly owned subsidiary of the Company (the “Merger”). At the effective time of the Merger, without any action on the part of any stockholder, each issued and outstanding share of MyMD Florida’s common stock, par value $0.001 per share (the “MyMD Florida Common Stock”), including shares underlying MyMD’s outstanding equity awards, was converted into the right to receive (x) 0.7718 shares (the “Exchange Ratio”) of the Company’s common stock, no par value per share (the “Company Common Stock”), (y) an amount in cash, on a pro rata basis, equal to the aggregate cash proceeds received by the Company from the exercise of any options to purchase shares of MyMD Florida Common Stock outstanding at the effective time of the Merger assumed by the Company upon closing of the Merger prior to the second-year anniversary of the closing of the Merger (the “Option Exercise Period”), such payment (the “Additional Consideration”), and (z) potential milestone payment in shares of Company Common Stock up to the aggregate number of shares issued by the Company to MyMD Florida stockholders at the closing of the Merger payable upon the achievement of certain market capitalization milestone events during the 36-month period immediately following the closing of the Merger. Immediately following the effective time of the Merger, the Company effected a 1-for-2 reverse stock split of the issued and outstanding Company Common Stock (the “Reverse Stock Split”). Upon completion of the Merger and the transactions contemplated in the Merger Agreement, (i) the former MyMD Florida equity holders own approximately 77.39% of the outstanding equity of the Company on a fully diluted basis, assuming the exercise in full of the pre-funded warrants to purchase 986,486 shares of Company Common stock and including 4,188,315 shares of Company Common Stock underlying options to purchase shares of MyMD Florida Common Stock assumed by the company at closing and after adjustments based on the Company’s net cash at closing; and (ii) former Akers Biosciences, Inc. (“Akers”) stockholders own approximately 22.61% of the outstanding equity of the Company.

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Closing of Contribution and Assignment Agreement

As previously reported, on March 23, 2020, we entered into a membership interest purchase agreement (as amended by Amendment No. 1 on May 14, 2020, the “MIPA”) to acquire 100% of the membership interests of Cystron Biotech, LLC (“Cystron”) from certain selling parties (the “Cystron Sellers”). Cystron is a party to a license agreement (as amended and restated on March 19, 2020, in connection with our entry into the MIPA, the “License Agreement”) with Premas Biotech PVT Ltd. (“Premas”) whereby Premas granted Cystron, amongst other things, an exclusive license with respect to Premas’ vaccine platform for the development of a vaccine against COVID-19.

On April 16, 2021, pursuant to the previously announced Contribution and Assignment Agreement, dated March 18, 2021 (the “Contribution and Assignment Agreement”) by and among the Company, Cystron Biotech LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Cystron”), Oravax Medical, Inc. (“Oravax”) and, for the limited purpose set forth therein, Premas Biotech PVT Ltd. (“Premas”) the parties consummated the transactions contemplated therein. Pursuant to the Contribution and Assignment Agreement, effective upon the closing of the Merger, Akers agreed (i) to contribute an amount in cash equal to $1,500,000 to Oravax and (ii) cause Cystron to contribute substantially all of the assets associated with its business or developing and manufacturing Cystron’s COVID-19 vaccine candidate to Oravax (the “Contribution Transaction”). In consideration for the Company’s commitment to consummate the Contribution Transaction, Oravax issued to the Company 390,000 shares of its capital stock (equivalent to 13% of Oravax’s outstanding capital stock on a fully diluted basis) and assumed all of the obligations or liabilities in respect of the assets of Cystron, including the obligations under the license agreement with Premas. In addition, Oravax agreed to pay future royalties to the Company equal to 2.5% of all net sales of products (or combination products) manufactured, tested, distributed and/or marketed by Oravax or its subsidiaries.

Reverse Stock Split

On April 15, 2021, at the special meeting of the Company’s stockholders, the Company’s stockholders approved a certificate of amendment to the Company’s certificate of incorporation to effect the Reverse Stock Split. On April 16, 2021, the Company filed the certificate of amendment to the Company’s certificate of incorporation with the Secretary of State of the State of New Jersey to effect the Reverse Stock Split (the “Reverse Split Amendment”). As a result of the Reverse Stock Split, immediately following the effective time of the Merger, every two shares of the Company Common Stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of the Company’s Common Stock. No fractional shares were issued in connection with the Reverse Stock Split. The Reverse Split Amendment provides that each stockholder who did not have a number of shares evenly divisible pursuant to the Reverse Stock Split ratio and who would otherwise be entitled to receive a fractional share of Company Common Stock was entitled to receive an additional share of Company Common Stock. All share and related option and warrant information presented in this prospectus supplement have been retroactively adjusted to reflect the decreased number of shares outstanding, and the increase in share price, which resulted from these actions. However, common stock share and per share amounts in the accompanying prospectus and certain of the documents incorporated by reference herein have not been adjusted to give effect to the Reverse Stock Split.

Corporate Information

We were incorporated in 1989 in the state of New Jersey. Effective as of April 16, 2021, upon consummation of the Merger, the corporation’s name was changed from “Akers Biosciences, Inc.” to “MyMD Pharmaceuticals, Inc.” Our principal executive offices are located at 855 N. Wolfe Street, Suite 623, Baltimore, MD 21205, and our telephone number is (856) 848-8698. Our corporate website address is www.mymd.com. The information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

The Securities We May Offer

We may offer up to $100,000,000 of common stock, preferred stock, warrants, and/or units in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices, and terms of these securities.

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Common Stock

We may issue shares of our common stock from time to time. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and there are no cumulative rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors (the “Board”) out of funds legally available for that purpose. We do not anticipate paying any cash dividends on our common stock in the foreseeable future but intend to retain our capital resources for reinvestment in our business. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock or other senior securities then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable, and any shares of common stock to be issued upon an offering pursuant to this prospectus and the related prospectus supplement will be fully paid and nonassessable upon issuance. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing stockholders may be diluted.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Our Board will determine the rights, preferences, privileges, and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges, and restrictions of the preferred stock of such series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the Securities and Exchange Commission, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the Securities and Exchange Commission, the form of warrant agreement or warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.

Units

We may issue units consisting of common stock, preferred stock and/or warrants for the purchase of common stock or preferred stock in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the Securities and Exchange Commission, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

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RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before deciding whether to invest in our securities, you should consider carefully the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed in our most recent Annual Report on Form 10-K or any updates in our Quarterly Reports on Form 10-Q, together with all other information appearing in or incorporated by reference into this prospectus or the applicable prospectus supplement, and under “Risk Factors” in our joint proxy and consent solicitation statement/prospectus, dated March 23, 2021, which are incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Cautionary Note on Forward-Looking Statements.”

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, general working capital and possible future acquisitions. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition, and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

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DESCRIPTION OF CAPITAL STOCK

In connection with the Merger, on April 16, 2021, we amended and restated our Amended and Restated Certificate of Incorporation, as amended (the “A&R Charter”) and filed the certificate of amendment to the A&R Charter to effect the Reverse Stock Split. In addition, effective as of the effective time of the Merger, we adopted amended and restated bylaws (the “Amended and Restated Bylaws”).

The following description of common stock and preferred stock summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock and preferred stock, please refer to our A&R Charter , as amended, any certificates of designation for our preferred stock, and our Amended and Restated Bylaws , as may be amended from time to time. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of preferred stock in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

General

We are authorized to issue 550,000,000 shares, no par value, of which 500,000,000 shares are common stock (“Common Stock”) and 50,000,000 shares are preferred stock (“Preferred Stock”). Of the 50,000,000 shares of Preferred Stock, the Company previously approved and designated 1,990,000 shares as Series C Convertible Preferred Stock, 211,353 shares as Series D Convertible Preferred Stock, and 100,000 shares as Series E Junior Participating Preferred Stock. Our Board has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. As of April 23, 2021, there were 36,880,037 shares of common stock issued and outstanding and no shares of Series C Convertible Preferred Stock or Series E Junior Participating Preferred Stock issued and outstanding. As of April 23, 2021, there were 72,992 shares of Series D Convertible Preferred Stock issued and outstanding convertible into 36,496 shares of common stock and warrants to purchase 55,000 Series C Preferred Stock convertible into 27,500 shares of common stock outstanding.

Common Stock

Voting Rights

Each MyMD shareholder has one vote for each share of common stock held on all matters submitted to a vote of stockholders. A shareholder may vote in person or by proxy. Elections of directors are determined by a plurality of the votes cast and all other matters are decided by a majority of the votes cast by those stockholders entitled to vote and present in person or by proxy.

Because MyMD stockholders do not have cumulative voting rights, stockholders holding a majority of the voting power of MyMD shares of common stock will be able to elect all of the MyMD directors. The A&R Charter and the Amended and Restated Bylaws provide that shareholder actions may be effected at a duly called meeting of stockholders or pursuant to written consent of the majority of stockholders. A special meeting of stockholders may be called by the president, chief executive officer or the board of directors pursuant to a resolution approved by the majority of the Board.

The A&R Charter provides that holders of preferred stock may not vote on any amendment or alteration of the A&R Charter that would authorize, create, or increase the amount of any other class or series of preferred stock or any alteration, amendment or repeal of any provision or any other series of preferred stock that does not adversely affect in any material respect the rights of such holder, and that holders of common stock may not vote on any amendment or alteration of the A&R Charter that alters, amends or changes the powers, preferences, rights or other terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, ether separately or together with the holders or one or more other series of preferred stock, to vote thereon.

Dividend Rights

The holders of outstanding shares of common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that the MyMD board of directors may determine, provided that required dividends, if any, on preferred stock have been paid or provided for. However, to date, MyMD has not paid or declared cash distributions or dividends on MyMD common stock and does not currently intend to pay cash dividends on its common stock in the foreseeable future. MyMD intends to retain all earnings, if and when generated, to finance its operations. The declaration of cash dividends in the future will be determined by the board of directors based upon MyMD’s earnings, financial condition, capital requirements and other relevant factors.

No Preemptive or Similar Rights

Holders of MyMD’s common stock do not have preemptive rights, and common stock is not convertible or redeemable.

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Right to Receive Liquidation Distributions

Upon MyMD’s dissolution, liquidation or winding-up, the assets legally available for distribution to MyMD’s stockholders and remaining after payment to holders of preferred stock of the amounts, if any, to which they are entitled, are distributable ratably among the holders of MyMD common stock subject to any senior class of securities.

The NASDAQ Capital Market Listing

MyMD common stock is listed on The Nasdaq Capital Market under the ticker symbol “MYMD”. Prior to April 19, 2021, MyMD common stock was previously listed under the ticker symbol “AKER ” on The Nasdaq Capital Market.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Action Stock Transfer Corporation, 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121.

Preferred Stock

MyMD may issue any class of preferred stock in any series. The MyMD board of directors has the authority, subject to limitations prescribed under New Jersey law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations and restrictions. The MyMD board of directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding. The MyMD board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of MyMD and may adversely affect the market price of common stock and the voting and other rights of the holders of common stock.

Anti-Takeover Provisions

The authorization of undesignated preferred stock makes it possible for the MyMD board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change MyMD’s control.

These provisions are intended to enhance the likelihood of continued stability in the composition of the MyMD board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of MyMD .

These provisions are also designed to reduce MyMD’s vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for MyMD shares and may have the effect of deterring hostile takeovers or delaying changes in MyMD’s control or management. As a consequence, these provisions also may inhibit fluctuations in the market price of MyMD’s stock that could result from actual or rumored takeover attempts.

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In addition, MyMD is subject to Section 14A-10A of the New Jersey Shareholders Protection Act, a type of anti-takeover statute designed to protect stockholders against coercive, unfair or inadequate tender offers and other abusive tactics and to encourage any person contemplating a business combination with MyMD to negotiate with the MyMD board of directors for the fair and equitable treatment of all stockholders. Subject to certain qualifications and exceptions, the statute prohibits an “interested stockholder” of the combined company from effecting a business combination with the combined company for a period of five years unless its board of directors approved the combination or transaction or series of related transactions that caused such person to become an interested stockholder prior to the stockholder becoming an interested stockholder or after the stockholder becomes an interested stockholder if the subsequent business combination is approved by (i) the combined company’s board of directors (or a committee thereof consisting solely of persons independent from the interested stockholder), and (ii) the affirmative vote of a majority of the voting stock not beneficially owned by such interested stockholder. In addition, but not in limitation of the five-year restriction, the combined company may not engage at any time in a business combination with any interested stockholder of the combined company unless the combination is approved by its board of directors (or a committee thereof consisting solely of persons independent from such interested stockholder) prior to the consummation of the business combination, and the combination receives the approval of a majority of the voting stock of the combined company not beneficially owned by the interested stockholder if the transaction or series of related transactions which caused the interested stockholder to become an interested stockholder was approved by the board of directors prior to the stockholder becoming an interested stockholder.

An “interested shareholder” is defined to include any beneficial owner of 10% or more of the voting power of the outstanding voting stock of the corporation and any affiliate or associate of the corporation who within the prior five-year period has at any time owned 10% or more of the voting power of the then outstanding stock of the corporation.

The term “business combination” is defined to include a broad range of transactions including, among other things:

●	the merger or consolidation of the corporation, or any of its subsidiaries, with the interested shareholder or any other corporation that is, or after the merger or consolidation, would be an affiliate or associate of the interested shareholder,

●	the sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to an interested shareholder or any affiliate or associate of the interested shareholder of (i) 10% or more of the aggregate market value of corporation’s assets, (ii) 10% or more of the aggregate market value of all the corporation’s outstanding stock, or (iii) representing 10% or more of the earning power or income of the corporation, determined on a consolidated basis; or

●	the issuance or transfer by the corporation, or any of its subsidiaries, (in one transaction or a series of transactions) to an interested shareholder or any affiliate or associate of the interested shareholder of 5% or more of the aggregate market value of the stock of the corporation, or any of its subsidiaries, except pursuant to an exercise of warrants or rights to purchase stock offered, or a dividend or distribution paid or made, pro rata to all stockholders of the corporation.

The effect of the statute is to protect non-tendering, post-acquisition minority stockholders from mergers in which they will be “squeezed out” after the merger, by prohibiting transactions in which an acquirer could favor itself at the expense of minority stockholders. The statute generally applies to corporations that are organized under New Jersey law.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

●	the manner of exercise of the warrants, including any cashless exercise rights;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants may not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

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Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time, the close of business, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will, if required by the terms of the warrant, issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, each warrant agreement and any warrants issued under the warrant agreements will be governed by the laws of New York.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

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PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	through agents;

●	directly by us to one or more purchasers (including our affiliates and stockholders), through a specific bidding or auction process, a rights offering or otherwise;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement or free writing prospectus.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on the NASDAQ or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement or free writing prospectus;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The applicable prospectus supplement or free writing prospectus will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

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If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement or free writing prospectus. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement or free writing prospectus, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement or free writing prospectus. The terms of any over-allotment option will be set forth in the prospectus supplement or free writing prospectus for those securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement or free writing prospectus.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

We may provide agents, underwriters, and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

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Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, any common stock sold pursuant to a prospectus supplement will be eligible for trading as listed on the NASDAQ. Any underwriters who are qualified market makers to whom securities are sold by us for public offering and sale may make a market in the securities in accordance with Rule 103 of Regulation M, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Haynes and Boone, LLP, New York, New York.

EXPERTS

Morison Cogen LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, as filed on March 1, 2021, as set forth in their report which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Morison Cogen LLP’s report, given on their authority as experts in accounting and auditing.

The consolidated financial statements for MyMD Pharmaceuticals, Inc. and Supera Pharmaceuticals, Inc. as of and for the years ended December 31, 2020 and 2019, included in the joint proxy and consent solicitation statement/prospectus, dated March 23, 2021 and incorporated herein by reference, have been audited by Cherry Bekaert LLP, independent registered public accounting firm, as set forth in their report thereon, which is incorporated by reference in this prospectus and elsewhere in the registration statement, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.mymd.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.mymd.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the Securities and Exchange Commission pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021;
2.	Our Current Reports on Form 8-K filed with the SEC on March 18, 2021 , April 15, 2021, and April 22, 2021 ; and
3.	the following sections from the joint proxy and consent solicitation statement/prospectus, dated March 23, 2021: “Risk Factors,” “Management of the Combined Company,” “Information About Akers,” “Information About MyMD,” “Principal Stockholders of Akers and the Combined Company,” “Principal Stockholders of MyMD and the Combined Company,” “Related Party Transactions,” “Description of Akers Capital Stock;” “Unaudited Pro Forma Condensed Combined Financial Statements,” the consolidated financial statements for MyMD Pharmaceuticals, Inc. for the years ended December 31, 2020 and 2019 and report of the independent registered public accounting firm, the consolidated financial statements for Supera Pharmaceuticals, Inc. for the years ended December 31, 2020 and 2019 and report of the independent registered public accounting firm; and
4.	The description of our Common Stock contained in our Registration Statement on Form 8-A, filed on January 17, 2014 pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our Common Stock contained in the section entitled “Description of Securities” in our Registration Statement on Form S-1 (File No. 333-190456), as initially filed with the SEC on August 7, 2013, as amended, as amended and supplemented by the description of our Common Stock contained in the “Description of Akers Capital Stock” in the joint proxy and consent solicitation statement/prospectus, dated March 23, 2021, and any amendment or report filed with the SEC for purposes of updating such description.

All filings filed by us pursuant to the Securities Exchange Act of 1934, as amended, after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting MyMD Pharmaceuticals, Inc., at 855 N. Wolfe Street, Suite 623, Baltimore, MD 21205. Our telephone number is (856) 848-8698. Information about us is also available at our website at http://www.mymd.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

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$100,000,000

Common Stock

Preferred Stock

Warrants

Units

PROSPECTUS

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 28, 2021

Prospectus

10,137,025 Shares

COMMON STOCK

This prospectus may be used by the selling stockholders named in this prospectus to offer and resell from time to time up to 10,137,025 shares of our common stock, no par value per share (“Common Stock”), which are comprised of (i) 3,896,494 shares (the “Shares”) of our Common Stock issued in a private placement that closed on November 17, 2020 (the “Private Placement”), pursuant to a certain Securities Purchase Agreement entered into by and among us and certain institutional and accredited investors (the “Purchasers”), dated as of November 11, 2020 (the “Securities Purchase Agreement”), (ii) 986,486 shares of Common Stock (the “Pre-Funded Warrant Shares”) issuable upon the exercise of the pre-funded warrants (the “Pre-Funded Warrants”), comprised of 520,270 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants issued in the Private Placement, pursuant to the Securities Purchase Agreement, and 466,216 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants issued subsequently to a Purchaser in lieu of cancellation of 466,216 shares of Common Stock previously issued in the Private Placement, (iii) 4,882,980 shares of Common Stock (the “Investor Warrant Shares”) issuable upon the exercise of the warrants (the “Investor Warrants”) issued in the Private Placement, pursuant to the Securities Purchase Agreement, (iv) 195,185 shares of Common Stock (the “Katalyst Warrant Shares”) issuable upon the exercise of warrants (the “Katalyst Warrant”) issued to Katalyst Securities LLC and their designees (“Katalyst”), pursuant to an engagement letter, dated October 31, 2020, entered into by and between Katalyst and us, as partial compensation for Katalyst’s role as placement agent in connection with the Private Placement, (v) 127,569 shares of Common Stock (the “November HCW Warrant Shares”) issuable upon the exercise of certain warrants (the “November HCW Warrants”) issued to designees of H.C. Wainwright & Co., LLC (“HCW”) pursuant to a side letter by and between HCW and us, dated November 23, 2020, regarding certain tail fees provided in two engagement letters (one dated October 18, 2019 and the other dated April 7, 2020) entered into in connection with prior offerings by and between HCW and us, and (vi) 48,311 shares of common stock (the “August HCW Warrant Shares” and, together with the Investor Warrant Shares, the Pre-Funded Warrant Shares, the Katalyst Warrant Shares and the November HCW Warrant Shares, the “Warrant Shares”) issuable upon exercise of the placement agent warrants issued to the designees of HCW on August 13, 2020 in connection with a registered direct offering (the “August HCW Warrants” and, together with the Investor Warrants, the Pre-Funded Warrants, the Katalyst Warrant and the November HCW Warrants the “Warrants”).

The Shares, the Investor Warrants, and the Pre-Funded Warrants were issued to the Purchasers in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D (Rule 506) thereunder. Each Purchaser represented that it was an “accredited investor” (as defined by Rule 501 under the Securities Act). We are registering the offer and resale of the Shares, Investor Warrant Shares and the Pre-Funded Warrant Shares to satisfy a provision in the Securities Purchase Agreement, pursuant to which we agreed to register the resale of the Shares, the Investor Warrant Shares and the Pre-Funded Warrant Shares.

In addition, the Katalyst Warrant, the November HCW Warrants and the August HCW Warrants were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act and Regulation D thereunder.

We will not receive any of the proceeds from the sale of our Common Stock by the selling stockholders. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

Any shares of Common Stock subject to resale hereunder will have been issued by us and acquired by the selling stockholders prior to any resale of such shares pursuant to this prospectus.

Each selling stockholder named in this prospectus, or its donees, pledgees, transferees or other successors-in-interest, may offer or resell the shares of Common Stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of shares, and all selling and other expenses incurred by the selling stockholders. We will bear all costs, expenses and fees in connection with the registration of the shares of Common Stock subject to resale hereunder. For additional information on the methods of sale that may be used by the selling stockholders, see “Plan of Distribution” beginning on page 15 of this prospectus.

Our Common Stock is listed on the Nasdaq Capital Market (“NASDAQ”) under the symbol “MYMD.” On April 27, 2021, the last reported sale price of our Common Stock as reported on NASDAQ was $4.03 per share.

Effective as of 4:05 pm Eastern Time on April 16, 2021, we filed an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of our common stock, at a ratio of one share for two shares. All share and per share prices in this prospectus have been adjusted to reflect the reverse stock split. However, common stock share and per share amounts in certain of the documents incorporated by reference herein have not been adjusted to give effect to the reverse stock split.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 4 and in our most recent Annual Report on Form 10-K and in our joint proxy and consent solicitation statement/prospectus, dated March 23, 2021, as well as in any other recently filed quarterly or current reports and, if any, in any applicable prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2021.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. The selling stockholders named in this prospectus may resell, from time to time, in one or more offerings, the Common Stock offered by this prospectus. Information about the selling stockholders may change over time. When the selling stockholders sell shares of Common Stock under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and the accompanying prospectus supplement, if any, along with all of the information incorporated by reference herein and therein, before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not, and the selling stockholders have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus is not an offer to sell, nor are the selling stockholders seeking an offer to buy, the shares offered by this prospectus in any jurisdiction where the offer or sale is not permitted. No offers or sales of any of the shares of Common Stock are to be made in any jurisdiction in which such an offer or sale is not permitted. You should assume that the information contained in this prospectus or in any applicable prospectus supplement is accurate only as of the date on the front cover thereof or the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sales of the shares of Common Stock offered hereby or thereby.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

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CAUTIONARY NOTE ON FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. When we use the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and other similar terms and phrases, including references to assumptions, we are identifying forward-looking statements. Forward-looking statements involve risks and uncertainties, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	fluctuation and volatility in market price of our common stock due to market and industry factors, as well as general economic, political and market conditions;
●	the impact of dilution on our shareholders;
●	our ability to realize the intended benefits of the Merger and the Contribution Transaction;
●	the impact of our ability to realize the anticipated tax impact of the merger;
●	the outcome of litigation or other proceedings we may become subject to in the future; delisting of our common stock from the Nasdaq;
●	our availability and ability to continue to obtain sufficient funding to conduct planned research and development efforts and realize potential profits;
●	our ability to develop and commercialize our product candidates, including MyMD-1, Supera-CBD and other future product candidates;
●	the impact of the complexity of the regulatory landscape on our ability to seek and obtain regulatory approval for our product candidates, both within and outside of the U.S.;
●	the required investment of substantial time, resources and effort for successful clinical development and marketization of our product candidates;
●	challenges we may face with maintaining regulatory approval, if achieved;
●	the potential impact of changes in the legal and regulatory landscape, both within and outside of the U.S.;
●	the impact of the recent COVID-19 pandemic on the administration, funding and policies of regulatory authorities, both within and outside of the U.S.;
●	our dependence on third parties to conduct pre-clinical and clinical trials and manufacture its product candidates;
●	the impact of the recent COVID-19 pandemic on our results of operations, business plan and the global economy;
●	challenges we may face with respect to its product candidates achieving market acceptance by providers, patients, patient advocacy groups, third party payors and the general medical community;
●	the impact of pricing, insurance coverage and reimbursement status of our product candidates;
●	emerging competition and rapidly advancing technology in our industry; our ability to obtain, maintain and protect its trade secrets or other proprietary rights, operate without
●	infringing upon the proprietary rights of others and prevent others from infringing on its proprietary rights;
●	our ability to maintain adequate cyber security and information systems;
●	our ability to achieve the expected benefits and costs of the transactions related to the acquisition of Supera;
●	our ability to effectively execute and deliver our plans related to commercialization, marketing and manufacturing capabilities and strategy;
●	emerging competition and rapidly advancing technology in our industry;
●	our ability to obtain adequate financing in the future on reasonable terms, as and when we need it;
●	challenges we may face in identifying, acquiring and operating new business opportunities;
●	our ability to retain and attract senior management and other key employees;
●	our ability to quickly and effectively respond to new technological developments;
●	changes in political, economic or regulatory conditions generally and in the markets in which we operate;
●	our compliance with all laws, rules, and regulations applicable to our business and COVID-19 Vaccine Candidate;
●	other factors discussed in this prospectus and the documents incorporated by reference herein, including those set forth under “Risk Factors” in our joint proxy and consent solicitation statement/prospectus, dated March 23, 2021, filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) of the Securities Act, forming a part of the registration statement on Form S-4, as amended, which was declared effective as of March 23, 2021.

The foregoing does not represent an exhaustive list of risks that may impact upon the forward-looking statements used herein or in the documents incorporated by reference herein. For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements and forward-looking information, please see “Risk Factors” on page 4 of this prospectus as well as the risk factors included in the documents incorporated herein by reference, including from the joint proxy and consent solicitation statement/prospectus, dated March 23, 2021. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that these statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. Except as required by law, we assume no obligation to publicly update any forward-looking statements and forward-looking information, whether as a result of new information, future events or otherwise. We qualify all forward-looking statements by these cautionary statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities . You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety, including the joint proxy and consent solicitation statement/prospectus, dated March 23, 2021, before investing in our securities, including the information discussed under “Risk Factors” beginning on page 4 in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus, including the joint proxy and consent solicitation statement/prospectus, dated March 23, 2021.

As used herein, and any amendment or supplement hereto, unless otherwise indicated, “we,” “us,” “our,” the “Company,” “MyMD” or similar terminology means MyMD Pharmaceuticals, Inc.

Overview

We were historically a developer of rapid health information technologies but since March 2020, have been primarily focused on the development of a vaccine candidate against SARS-CoV-2, a coronavirus currently causing a pandemic throughout the world (“COVID-19”). Following the closing of the Merger and the Contribution Transaction described below that occurred on April 16, 2021, we are focused on developing and commercializing two therapeutic platforms based on well-defined therapeutic targets, MyMD-1 and SUPERA-CBD:

●	MyMD-1 is a clinical stage small molecule that regulates the immunometabolic system to treat autoimmune disease, including (but not limited to) multiple sclerosis, diabetes, rheumatoid arthritis, and inflammatory bowel disease. MyMD-1 is being developed to treat age-related illnesses such as frailty and sarcopenia. MyMD-1 works by regulating the release of numerous pro-inflammatory cytokines, such as TNF-α, interleukin 6 (“IL-6”) and interleukin 17 (“IL-17”). MyMD-1 will be evaluated in patients with depression due to COVID-19 related to the release of cytokines. The company has significant intellectual property coverage to protect these autoimmune indications as well as therapy as an anti-aging product;

●	Supera-CBD is a synthetic derivative of CBD being developed to treat various conditions, including, but not limited to, epilepsy, pain and anxiety/depression, through its effects on the CB2 receptor, and a monoamine oxidase enzyme (“MAO”) type B. Supera-CBD has shown tremendous promise in treating neuroinflammatory and neurodegenerative diseases, and will be a major focus as the company move forward.

The rights to Supera-CBD were previously owned by Supera Pharmaceuticals, Inc. (“Supera”) and was acquired by MyMD Florida (as defined below) immediately prior to the closing of the Merger.

Recent Developments

Closing of the Merger

On April 16, 2021, pursuant to the previously announced Agreement and Plan of Merger and Reorganization, dated November 11, 2020 (the “Original Merger Agreement”), as amended by Amendment No. 1 thereto, dated March 16, 2021 (the Original Merger Agreement, as amended by Amendment No. 1, the “Merger Agreement”), by and among MyMD Pharmaceuticals, Inc., a New Jersey corporation previously known as Akers Biosciences, Inc. (the “Company”), XYZ Merger Sub Inc., a Florida corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and MyMD Pharmaceuticals (Florida), Inc., a Florida corporation previously known as MyMD Pharmaceuticals, Inc. (“MyMD Florida”), Merger Sub was merged with and into MyMD Florida, with MyMD Florida continuing after the merger as the surviving entity and a wholly owned subsidiary of the Company (the “Merger”). At the effective time of the Merger, without any action on the part of any stockholder, each issued and outstanding share of MyMD Florida’s common stock, par value $0.001 per share (the “MyMD Florida Common Stock”), including shares underlying MyMD’s outstanding equity awards, was converted into the right to receive (x) 0.7718 shares (the “Exchange Ratio”) of the Company’s common stock, no par value per share (the “Company Common Stock”), (y) an amount in cash, on a pro rata basis, equal to the aggregate cash proceeds received by the Company from the exercise of any options to purchase shares of MyMD Florida Common Stock outstanding at the effective time of the Merger assumed by the Company upon closing of the Merger prior to the second-year anniversary of the closing of the Merger (the “Option Exercise Period”), such payment (the “Additional Consideration”), and (z) potential milestone payment in shares of Company Common Stock up to the aggregate number of shares issued by the Company to MyMD Florida stockholders at the closing of the Merger payable upon the achievement of certain market capitalization milestone events during the 36-month period immediately following the closing of the Merger. Immediately following the effective time of the Merger, the Company effected a 1-for-2 reverse stock split of the issued and outstanding Company Common Stock (the “Reverse Stock Split”). Upon completion of the Merger and the transactions contemplated in the Merger Agreement, (i) the former MyMD Florida equity holders own approximately 77.39% of the outstanding equity of the Company on a fully diluted basis, assuming the exercise in full of the pre-funded warrants to purchase 986,486 shares of Company Common stock and including 4,188,315 shares of Company Common Stock underlying options to purchase shares of MyMD Florida Common Stock assumed by the company at closing and after adjustments based on the Company’s net cash at closing; and (ii) former Akers Biosciences, Inc. (“Akers”) stockholders own approximately 22.61% of the outstanding equity of the Company.

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Closing of Contribution and Assignment Agreement

As previously reported, on March 23, 2020, we entered into a membership interest purchase agreement (as amended by Amendment No. 1 on May 14, 2020, the “MIPA”) to acquire 100% of the membership interests of Cystron Biotech, LLC (“Cystron”) from certain selling parties (the “Cystron Sellers”). Cystron is a party to a license agreement (as amended and restated on March 19, 2020, in connection with our entry into the MIPA, the “License Agreement”) with Premas Biotech PVT Ltd. (“Premas”) whereby Premas granted Cystron, amongst other things, an exclusive license with respect to Premas’ vaccine platform for the development of a vaccine against COVID-19.

On April 16, 2021, pursuant to the previously announced Contribution and Assignment Agreement, dated March 18, 2021 (the “Contribution and Assignment Agreement”) by and among the Company, Cystron Biotech LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Cystron”), Oravax Medical, Inc. (“Oravax”) and, for the limited purpose set forth therein, Premas Biotech PVT Ltd. (“Premas”) the parties consummated the transactions contemplated therein. Pursuant to the Contribution and Assignment Agreement, effective upon the closing of the Merger, Akers agreed (i) to contribute an amount in cash equal to $1,500,000 to Oravax and (ii) cause Cystron to contribute substantially all of the assets associated with its business or developing and manufacturing Cystron’s COVID-19 vaccine candidate to Oravax (the “Contribution Transaction”). In consideration for the Company’s commitment to consummate the Contribution Transaction, Oravax issued to the Company 390,000 shares of its capital stock (equivalent to 13% of Oravax’s outstanding capital stock on a fully diluted basis) and assumed all of the obligations or liabilities in respect of the assets of Cystron, including the obligations under the license agreement with Premas . In addition, Oravax agreed to pay future royalties to the Company equal to 2.5% of all net sales of products (or combination products) manufactured, tested, distributed and/or marketed by Oravax or its subsidiaries.

Reverse Stock Split

On April 15, 2021, at the special meeting of the Company’s stockholders, the Company’s stockholders approved a certificate of amendment to the Company’s certificate of incorporation to effect the Reverse Stock Split. On April 16, 2021, the Company filed the certificate of amendment to the Company’s certificate of incorporation with the Secretary of State of the State of New Jersey to effect the Reverse Stock Split (the “Reverse Split Amendment”). As a result of the Reverse Stock Split, immediately following the effective time of the Merger, every two shares of the Company Common Stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of the Company’s Common Stock. No fractional shares were issued in connection with the Reverse Stock Split. The Reverse Split Amendment provides that each stockholder who did not have a number of shares evenly divisible pursuant to the Reverse Stock Split ratio and who would otherwise be entitled to receive a fractional share of Company Common Stock was entitled to receive an additional share of Company Common Stock. All share and related option and warrant information presented in this prospectus supplement have been retroactively adjusted to reflect the decreased number of shares outstanding, and the increase in share price, which resulted from these actions. However, common stock share and per share amounts in the accompanying prospectus and certain of the documents incorporated by reference herein have not been adjusted to give effect to the Reverse Stock Split.

Private Placement

Concurrently with the Merger Agreement, on November 11, 2020, we entered into a Securities Purchase Agreement with certain institutional and accredited investors (the “Private Placement”), pursuant to which on November 17, 2020, we issued an aggregate of 3,896,494 shares of common stock (“Common Stock”), pre-funded warrants (“Pre-Funded Warrants”) to purchase 986,486 shares of Common Stock (including pre-funded warrants to purchase 466,216 shares of common stock issued in February 2021 to an investor who participated in the Private Placement in exchange for 466,216 shares of common stock purchased in the Private Placement), and investor warrants (“Investor Warrants”) to purchase 4,882,980 shares of Common Stock for gross proceeds of approximately $18.1 million before the deduction of placement agent fees and expenses and estimated offering expenses.

At closing of the Private Placement, Akers also issued to the placement agent as partial compensation for its services the Katalyst Warrant to purchase up to 195,185 shares of Common Stock at an exercise price of $3.70.

We paid approximately $1.8 million of the proceeds from the Private Placement to the former members of Cystron pursuant MIPA, as amended. In addition, we paid a cash fee of $501,500 and issued to the designees of H.C. Wainright & Co., LLC (“HCW”) warrants to purchase an aggregate of 127,569 shares of common stock (the “November HCW Warrants”), pursuant to a side letter by and between us and HCW, dated November 23, 2020, regarding certain tail fees provided in two engagement letters (one dated October 18, 2019 and the other dated April 7, 2020) entered into in connection with prior offerings by and between us and HCW. Such November HCW Warrants issued were in the same form as the Investor Warrants except that the November HCW Warrants have an exercise price of $ 4.6250 per share.

Corporate Information

We were incorporated in 1989 in the state of New Jersey. Effective as of April 16, 2021, upon consummation of the Merger, the corporation’s name was changed from “Akers Biosciences, Inc.” to “MyMD Pharmaceuticals, Inc.” Our principal executive offices are located at 855 N. Wolfe Street, Suite 623, Baltimore, MD 21205 , and our telephone number is (856) 848-8698. Our corporate website address is www.mymd.com. The information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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THE OFFERING

Securities offered by the selling stockholders	Up to 10,137,025 shares of Common Stock, which are comprised of (i) 3,896,494 shares of Common Stock, (ii) 986,486 Pre-Funded Warrant Shares issuable upon the exercise of the Pre-Funded Warrants, comprised of 520,270 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants issued in the Private Placement, pursuant to the Securities Purchase Agreement, and 466,216 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants issued subsequently to a Purchaser in lieu of cancellation of 466,216 shares of Common Stock previously issued in the Private Placement, (iii) 4,882,980 shares of Common Stock issuable upon the exercise of the Investor Warrants, (iv) 195,185 shares of Common Stock issuable upon the exercise of the Katalyst Warrants, (v) 127,569 shares of Common Stock issuable upon the exercise of the November HCW Warrants, and (vi) 48,311 shares of Common Stock issuable upon exercise of the August HCW Warrants.

Selling stockholders	All of the shares of Common Stock are being offered by the selling stockholders named herein. See “Selling Stockholders” on page 6 of this prospectus for more information on the selling stockholders.

Use of proceeds	We will not receive any proceeds from the sale of the selling stockholder shares in this offering. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. See “Use of Proceeds” beginning on page 5 of this prospectus for additional information.

Registration Rights

Under the terms of the Securities Purchase Agreement, we have agreed to file this registration statement with respect to the registration of the resale by the selling stockholders of the Shares, the Pre-Funded Warrant Shares and the Investor Warrant Shares by the 10th calendar day following the date we first file the Form S-4. We have agreed to use commercially reasonable best efforts to cause such registration statement to become effective under the Securities Act by the 60th day following the date of the filing of the Form S-4 (or by the 90th day following the date of the filing of the Form S-4 if there is a full review of the Form S-4 by the SEC).

See “Selling Stockholders” on page 6 of this prospectus for additional information.

Plan of Distribution

The selling stockholders named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of Common Stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may also resell the shares of Common Stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

See “Plan of Distribution” beginning on page 15 of this prospectus for additional information on the methods of sale that may be used by the selling stockholders.

Risk factors	Investing in our Common Stock involves a high degree of risk. You should carefully read and consider the information beginning on page 4 of this prospectus set forth under the heading “Risk Factors” and all other information set forth in this prospectus, and the documents incorporated herein and therein by reference before deciding to invest in our Common Stock.

NASDAQ trading symbol for Common Stock	“MYMD”

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the specific factors discussed under the heading “Risk Factors” in any applicable prospectus supplement, together with all of the other information contained or incorporated by reference in any such prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, our joint proxy and consent solicitation statement/prospectus, dated March 23, 2021, which are incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Cautionary Note on Forward-Looking Statements.”

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USE OF PROCEEDS

The common stock to be offered and sold using this prospectus will be offered and sold by the selling stockholders. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

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SELLING STOCKHOLDERS

Up to 10,137,025 shares of Common Stock are currently being offered by the selling stockholders.

Private Placement

On November 11, 2020, we entered into the Securities Purchase Agreement with certain institutional and accredited investors, pursuant to which we agreed to issue and sell to the Purchasers (i) an aggregate of 4,882,980 shares of Common Stock, at an offering price of $3.70 per share or, at the election of each investor, Pre-Funded Warrants, and (ii) for each share of Common Stock (or for each Pre-Funded Warrant, as applicable) purchased in the private placement, an Investor Warrant to purchase one share of Common Stock, for gross proceeds of approximately $18.1 million before the deduction of placement agent fees and expenses and estimated offering expenses.

The Private Placement closed on November 17, 2020, and we issued an aggregate of 4,362,710 shares of Common Stock, Pre-Funded Warrants to purchase 520,270 shares of Common Stock, and Investor Warrants to purchase 4,882,980 shares of Common Stock. On February 11, 2021, a Purchaser an investor exchanged 466,216 shares of common stock purchased in the Private Placement into Pre-Funded Warrants to purchase 466,216 shares of common stock.

The Securities Purchase Agreement provided that (i) following the date that we first file a proxy statement with the SEC in connection with the Merger (including by means of a registration statement on Form S-4), we shall file a registration statement under the Securities Act for the resale of all of the shares of Common Stock issued in the Private Placement and the by the Purchasers and (ii) we shall use commercially reasonable efforts to cause such registration statement to be declared effective within 60 days of the filing thereof (or 90 days in the event of a full review); provided, however, that we shall not be required to register any shares of Common Stock issued in the Private Placement or the shares of Common Stock issuable upon exercise of Investor Warrant Shares or Pre-Funded Warrant Shares that are eligible for resale pursuant to Rule 144 under the Securities Act (assuming cashless exercise of the Investor Warrants or Pre-Funded Warrants).

At closing of the Private Placement, we issued to Katalyst and its designees as partial compensation for its services as a placement agent the Katalyst Warrants to purchase up to 195,185 shares of Common Stock at an exercise price of $3.70.

We paid approximately $1.2 million of the proceeds from the Private Placement to three of the former members of Cystron and recorded a liability of $602,172 to the fourth former member of Cystron pursuant to the MIPA. In addition, we paid a cash fee of $501,500 and issued the November HCW Warrants to purchase an aggregate of 127,569 shares of common stock to the designees of HCW, pursuant to a side letter by and between us and HCW, dated November 23, 2020, regarding certain tail fees provided in two engagement letters (one dated October 18, 2019 and the other dated April 7, 2020) entered into in connection with prior offerings by and between us and HCW. Such November HCW Warrants issued were in the same form as the Investor Warrants except that the November HCW Warrants have an exercise price of $4.6250 per share.

Investor Warrants

Each Investor Warrant issued in the Private Placement has an initial exercise price equal to $4.12 per share of Common Stock. The Investor Warrants are immediately exercisable and will terminate five and a half years following issuance. If, at any time following the six-month anniversary of November 17, 2020, there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Investor Warrant Shares to the holder, then the Investor Warrants may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the holder shall be entitled to receive a number of Investor Warrant Shares according to a formula set forth in the Investor Warrants.

A holder (together with its affiliates) may not exercise any portion of the Investor Warrant or the Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or, at the election of a holder prior to the date of issuance, 9.99%) of the outstanding our Common Stock immediately after exercise; provided, however, that upon notice to us, the holder may increase or decrease the beneficial ownership limitation, provided that in no event shall the beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us.

6

In the event of a fundamental transaction, as described in the Investor Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Investor Warrants will be entitled to receive upon exercise of such warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Investor Warrants immediately prior to such fundamental transaction. The Merger shall not be deemed a fundamental transaction as defined in the Investor Warrants.

The Pre-Funded Warrants

At the request of an investor, in lieu of our common stock, certain investors received Pre-Funded Warrants. The Pre-Funded Warrants are exercisable at any time immediately upon issuance and until such warrant is exercised in full. The exercise price of the Pre-Funded Warrants is $0.002 per share of our Common Stock, and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of our Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrants to the extent that the holder would own more than 4.99% (or, at the election of a holder prior to the date of issuance, 9.99%) of the outstanding our common stock immediately after exercise; provided, however, that upon notice to us, the holder may increase or decrease the beneficial ownership limitation, provided that in no event shall the beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us.

Katalyst Warrants

In connection with the Private Placement and pursuant to an engagement letter dated October 31, 2020, entered into by and among Katalyst and us, we issued to Katalyst and its designees the Katalyst Warrants to purchase up to 195,185 shares of our Common Stock at an exercise price of $3.70, exercisable at any time and from time to time, in whole or in part, following the date of issuance and for a term of five and a half years.

November HCW Warrants

We issued the November HCW Warrants to purchase an aggregate of 127,569 shares of common stock to the designees of HCW, pursuant to a side letter by and between us and HCW, dated November 23, 2020, regarding certain tail fees provided in two engagement letters (one dated October 18, 2019 and the other dated April 7, 2020) entered into in connection with prior offerings by and between us and HCW. Such November HCW Warrants issued were in the same form as the Investor Warrants except that the November HCW Warrants have an exercise price of $4.6250 per share. The November HCW Warrants are immediately exercisable and will terminate five and a half years following issuance.

August 2020 Offering and the August HCW Warrants

On August 13, 2020 (the “August 2020 Offering”), we closed a registered direct equity offering pursuant to a securities purchase agreement with certain institutional and accredited investors, dated August 11, 2020, and issued and sold an aggregate of 603,872 shares of Common Stock, at an offering price of $11.34 per share, for gross proceeds of approximately $6.8 million before the deduction of placement agent fees and offering expenses. Upon closing of the August 2020 Offering as partial compensation to HCW for serving as our placement agent, we issued to HCW designees the August HCW Warrants to purchase up to 48,311 shares of common stock at an exercise price of $14.175 , subject to certain adjustments as set forth in the August HCW Warrants. The August HCW Warrants are exercisable at any time and from time to time, in whole or in part, following the date of issuance and expires on August 11, 2025.

7

Each holder of the August HCW Warrants is prohibited from exercising the August HCW Warrants if, as a result of such conversion, any such holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. This limitation may be increased or decreased, but in no event exceed 9.99%, with respect to a holder upon such holder’s provision of not less than 61 days’ prior written notice to us. If at any time of exercise of the August HCW Warrants, there is no effective registration statement under the Securities Act registering the resale of the common stock underlying the August HCW Warrants by the selling stockholders, then the warrants may also be exercised, in whole or in part, by means of a cashless exercise.

Pursuant to Rule 5110(g) of the Financial Industry Regulatory Authority, or FINRA, the August HCW Warrants and any shares issued upon exercise thereof will not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person, for a period of 180 days immediately following the date of effectiveness or commencement of sales in the offering, except: (i) the transfer of any security by operation of law or by reason of our reorganization; (ii) the transfer of any security to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) the transfer of any security if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) the transfer of any security that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

Relationship with the Selling Stockholders

Except as described below, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us.

Iroquois Master Fund Ltd. (“IMF”), and its affiliate, Iroquois Capital Investment Group, LLC (“ICIG”)

In connection with the Private Placement, IMF, and its affiliate, ICIG, received an aggregate of 520,270 shares of our common stock, 520,270 Pre-Funded Warrants and 1,040,540 Investor Warrants. Iroquois Capital Management, LLC (“Iroquois Capital”) is the investment advisor for IMF, and ICIG is affiliated with IMF and Iroquois Capital. Based on a Schedule 13G/A filed with the SEC on February 22, 2021, by Iroquois Capital, Iroquois Capital beneficially owns 9.99% of Common Stock, giving effect to the beneficial ownership limitations under the terms of certain securities Iroquois Capital owns.

In connection with the Private Placement, each of IMF and ICIG entered into a lock-up and support agreement with the Company, pursuant to which such investors agreed, from the date of the lock-up and support agreement until May 31, 2021, to vote such investors’ shares of Common Stock in favor of each matter proposed and recommended for approval by the Company’s board of directors or management at every stockholders’ meeting.

Intracoastal Capital LLC (“Intracoastal”)

Intracoastal participated in the Private Placement.

Based on a Schedule 13G/A filed with the SEC on January 29, 2021, by Intracoastal, Intracoastal beneficially owns 1.96% of Common Stock, giving effect to the beneficial ownership limitations under the terms of certain securities Iroquois Capital owns.

Affiliates of HCW

Each of Noam Rubinstein, Charles Worthman, Michael Vasinkevich and Craig Schwabe are affiliated with HCW, which served as our placement agent for our public offering consummated in December 2019, the registered direct equity offering that closed on April 8, 2020 (the “April 2020 Offering”), the registered direct equity offering that closed on May 18, 2020 (the “May 2020 Offering”) and the August 2020 Offering, for which it received cash and/or warrant compensation. In connection with all or certain of the prior offerings HCW served as a placement agent, each of Noam Rubinstein, Charles Worthman, Michael Vasinkevich, and Craig Schwabe, as a designee of HCW, has received warrants to purchase shares of our common stock.

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In addition, approximately one-third of Cystron was owned by two entities, each of which is controlled by an associated person of HCW (the “Associated Persons”). Pursuant to MIPA, as consideration for the membership interests in Cystron purchased from the Associated Persons, the Associated Persons were paid approximately one-third of the consideration paid at closing and are entitled to the same percentage of any future consideration under the MIPA. Upon closing of the acquisition of Cystron, we delivered to the Associated Persons, collectively: (x) 71,130 shares of our Common Stock and 65,369 shares of Preferred Stock, and (y) approximately $299,074. In connection with the April 2020 Offering, the Associated Persons received approximately $83,333 pursuant to the MIPA. The closing of the May 2020 Offering triggered an accrued payment to the Associated Persons of approximately $297,470 pursuant to the MIPA, and the closing of the August 2020 Offering triggered an accrued payment to the Associated Persons of approximately $220,241 pursuant to the MIPA, which was paid on September 24, 2020. After the closing of the Private Placement in November 2020, we paid approximately $602,172 of the proceeds from the Private Placement to the Associated Persons pursuant to the MIPA.

The Cystron Seller owned by the two entities controlled by the Associated Persons is also a party to the Contribution and Assignment Agreement, and pursuant to the closing of the Contribution Transaction, became a stockholder of Oravax. The Company, Oravax, the Cystron Sellers, and Oramed are parties to a stockholders’ agreement, which contain certain board of directors’ designation rights and customary terms and conditions.

Information About Selling Stockholders Offering

The shares of Common Stock being offered by the selling stockholders are those previously issued to the selling stockholders and those issuable to the selling stockholders upon the exercise of the Warrants. For additional information regarding the issuances of those shares of Common Stock, see “—Private Placement” above. We are registering the shares of Common Stock in order to permit the selling stockholders to offer the shares for resale from time to time.

The table below lists the selling stockholders and other information regarding the ownership of the shares of Common Stock by each of the selling stockholders. The second column lists the number of shares of Common Stock owned by each selling stockholder, based on its ownership of the shares of Common Stock and securities convertible into shares of Common Stock, as of April 23, 2021, assuming exercise of the securities convertible into shares of Common Stock held by the selling stockholders on that date, without regard to any limitations on exercises. Percentage of common stock ownership is based on 36,880,037 shares of common stock issued and outstanding as of April 23, 2021.

The third column lists the shares of Common Stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of the Securities Purchase Agreement, this prospectus generally covers the resale of the sum of (i) the Shares issued to the selling stockholders, (ii) the maximum number of Investor Warrant Shares, and (iii) the maximum number of Pre-Funded Warrant Shares. In addition, this prospectus covers the maximum number of Katalyst Warrant Shares, November HCW Warrant Shares and August HCW Warrant Shares. The table below assumes that the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Securities Purchase Agreement, without regard to any limitations on the exercise of the Warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. The fifth column lists the percentages of shares of Common Stock owned by the selling stockholders after this offering, taking account of any limitations on exercise set forth in the applicable convertible securities.

9

Under the terms of the Warrants, a selling stockholder may not exercise the Warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon the exercise of the Warrants, which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Owned After Offering
Iroquois Master Fund Ltd. (1)	1,543,882	(41)	1,540,540	(42)	3,432	+
Iroquois Capital Investment Group LLC (1)	2,600,856	(43)	540,540	(44)	2,060,316	5.51%
Intracoastal Capital, LLC (2)	731,828	(45)	731,730	(46)	98	+
FBH Investment Holdings LLC (3)	478,378	*	478,378	*	0	—
Mainfield Enterprises Inc. (4)	1,081,082	*	1,081,082	*	0	—
Scot Cohen	486,486	*	486,486	*	0	—
V4 Global LLC (5)	810,810	*	810,810	*	0	—
Empire Group Ltd. (6)	189,190	*	189,910	*	0	—
Shay Capital, LLC (7)	932,432	*	932,432	*	0	—
Stormy Monday LLC (8)	135,136	*	135,136	*	0	—
The Hewlett Fund LP (9)	108,108	*	108,108	*	0	—
Gregg Smith	29,190	*	29,190	*	0	—
JD Advisors, LLC (10)	108,108	*	108,108	*	0	—
Anson Investments Master Fund LP (11)	270,270	*	270,270	*	0	—
Frank Curzio	40,540	*	40,540	*	0	—
Kent Building Services, LLC (12)	54,054	*	54,054	*	0	—
Alexander Team Investments LLC (13)	81,082	*	81,082	*	0	—
Louis Springer	27,028	*	27,028	*	0	—
Scot Cohen and Carolina Oliva JT Ten (14)	54,054	*	54,054	*	0	—
Shaar Hazuhov, LLC (15)	256,756	*	256,756	*	0	—
Will Febbo	54,054	*	54,054	*	0	—
Jeremy S. Bronfman 1989 Trust (16)	54,054	*	54,054	*	0	—
Brio Capital Master Fund Ltd. (17)	108,108	*	108,108	*	0	—
Lee Harrison Corbin	27,028	*	27,028	*	0	—
Albert & Hiedi Gentile	54,054	*	54,054	*	0	—
Richard Gonda	27,028	*	27,028	*	0	—
Hummel, Daniel W. and Allaire, JTWROS (18)	21,622	*	21,622	*	0	—
Kyle A. McGurk	16,216	*	16,216	*	0	—
Thomas A. McGurk, Jr.	16,216	*	16,216	*	0	—
Peter Ohler	54,054	*	54,054	*	0	—
Pauline M. Howard Trust dtd 01.02.98 Candy D’Azevedo Trust (19)	13,514	*	13,514	*	0	—
Clayton A. Struve	54,054	*	54,054	*	0	—
John V. Wagner, Jr.	21,622	*	21,622	*	0	—

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Whited Family Trust (20)	27,028	*	27,028	*	0	—
Willis, Michael L. and Sharon D., JTWROS (21)	27,028	*	27,028	*	0	—
Thomas Zahavi	27,028	*	27,028	*	0	—
The Special Equities Opportunity Fund, LLC (22)	243,244	*	243,244	*	0	—
SP Capital Partners, LLC (23)	27,028	*	27,028	*	0	—
Peter K. Janssen	27,028	*	27,028	*	0	—
Peter W. Janssen	30,000	*	30,000	*	0	—
One44 Capital LLC (24)	243,244	*	243,244	*	0	—
Christopher Cozzolino	20,270	*	20,270	*	0	—
Lee J. Seidler Revocable Trust dtd 4.12.1990 (25)	54,054	*	54,054	*	0	—
Michael J. Mathieu	16,216	*	16,216	*	0	—
Casimir S. Skrzypczak	27,028	*	27,028	*	0	—
Joel Yanowitz	27,028	*	27,028	*	0	—
Gerald Yanowitz	27,028	*	27,028	*	0	—
James David Conrod	16,216	*	16,216	*	0	—
Eric Fosselman	24,324	*	24,324	*	0	—
Willis Welch	27,028	*	27,028	*	0	—
Ustica Holdings Ltd. (26)	97,298	*	97,298	*	0	—
Arcade Venture Opportunities Fund (27)	81,082	*	81,082	*	0	—
Arcade Dynamic Fund Ltd. (28)	27,028	*	27,028	*	0	—
Gamma Endurance Fund Ltd. (29)	64,864	*	64,864	*	0	—
Michael Silverman	235,729	(31)	235,729	(31)	0	—
Christopher Cozzolino	2,570	(30)	2,570	(30)	0	—
John Fosselman	1,013	(30)	1,013	(30)	0	—
Jesse Janssen	855	(30)	855	(30)	0	—
Stephen Renaud	57,998	(32)	57,998	(32)	0	—
EFD Capital Inc.	1,750	(30)	1,750	(30)	0	—
Jeffrey Berman	25,000	(30)	25,000	(30)	0	—
Michael Vasinkevich	218,849	(33)	112,782	(34)	106,067	+
Noam Rubinstein	107,359	(35)	55,402	(36)	51,957	+
Craig Schwabe	8,817	(37)	5,937	(38)	2,880	+
Charles Worthman	3,409	(39)	1,759	(40)	1,650	+

* Half of this number represents shares of Common Stock issuable upon the exercise of Investor Warrants issued pursuant to the Private Placement and the remaining half represents Shares issued pursuant to the Private Placement.

+ Less than 1%

(1) Richard Abbe has the sole authority and responsibility for the investments made on behalf of ICIG as its managing member. Mr. Abbe has voting control and investment discretion over securities held by ICGC. As such, Mr. Abbe may be deemed to be the beneficial owner (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities held by ICGC.

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Iroquois Capital Management L.L.C. is the investment manager of IMF. Iroquois Capital Management, LLC has voting control and investment discretion over securities held by IMF. As Managing Members of Iroquois Capital Management, LLC, Richard Abbe and Kimberly Page make voting and investment decisions on behalf of Iroquois Capital Management, LLC in its capacity as investment manager to IMF. As a result of the foregoing, Mr. Abbe and Mrs. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities held by Iroquois Capital Management and IMF.

(2) Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal Capital LLC, have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal Capital LLC. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of Exchange Act) of the securities reported herein that are held by Intracoastal.

(3) Sarah Rosenfeld has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(4) Idan Moskovich has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(5) Scot Cohen has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(6) Primeway S.A., Director of Empire Group Ltd., has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(7) Michael Murray, President of Shay Capital LLC, and Sam Ginzburg, Chief Executive Officer, have equal voting and dispositive power over the securities held for the account of this selling stockholder.

(8) Bruce Bernstein, Member of Stormy Monday LLC, has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(9) Martin Chopp, General Partner, has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(10) Daniel and James Altucher, Co-Managers of JD Advisors, LLC, have equal voting and dispositive power over the securities held for the account of this selling stockholder.

(11) Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(12) Alon Alexander (President & Managing Member), Gil Neuman (CEO & Managing Member), and Orly Alexander (CFO & Member) have equal voting and dispositive power over the securities held for the account of this selling stockholder.

(13) Tal Alexander (Officer) and Oren Alexander (Officer) have equal voting and dispositive power over the securities held for the account of this selling stockholder.

(14) Scot Cohen and Carolina Oliva have equal voting and dispositive power over the securities held for the account of this selling stockholder.

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(15) Ahron Gold is the control person of Shaar Hazuhov, LLC has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(16) Jeremy S. Bronfman has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(17) Shaye Hirsch has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(18) Daniel and Allaire Hummel are joint tenants with a right of survivorship and have equal voting and dispositive power over the securities held for the account of this selling stockholder.

(19) Candy D’Azevedo Bathon has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(20) Craig R. Whited or Gilda Whited has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(21) Michael L. Willis and Sharon D. Willis have equal voting and dispositive power over the securities held for the account of this selling stockholder.

(22) Jonathan Schechter, Joseph Reda and Andrew Arno are Members and have equal voting and dispositive power over the securities held for the account of this selling stockholder.

(23) Stan Rabinovich and Philip Rabinovich are the control persons of SP Capital Partners, LLC and have sole voting and dispositive power over the securities held for the account of this selling stockholder.

(24) Ahron Fraiman (Manager), Daniel Rosenblatt (Trader), Ellie Klein (Member) and Yaakov Weiser (Member) have equal voting and dispositive power over the securities held for the account of this selling stockholder.

(25) Lee J. Seidler is the Trustee of Lee J. Seidler Revocable Trust dtd 4.12.1990 has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(26) Alessandro Russo has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(27) Alessandro Russo and Simone Zambelli equally share voting and dispositive power over the securities held for the account of this selling stockholder.

(28) Alessandro Russo and Katra Armstrong equally share voting and dispositive power over the securities held for the account of this selling stockholder.

(29) Alessandro Russo and Simone Zambelli equally share voting and dispositive power over the securities held for the account of this selling stockholder.

(30) Represents shares of Common Stock issuable upon exercise of Katalyst Warrants issued to Katalyst or its designee.

(31) Represents: (i) 154,647 shares of Common Stock issuable upon exercise of Katalyst Warrants, (ii) 40,541 shares of Common Stock issuable under the exercise of Investor Warrants issued pursuant to the Private Placement, (iii) and 40,541 shares issued pursuant to the Private Placement.

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(32) Represents: (i) 9,350 shares of Common Stock issuable upon exercise of Katalyst Warrants, (ii) 24,324 shares of Common Stock issuable under the exercise of Investor Warrants issued pursuant to the Private Placement, (iii) and 24,324 shares issued pursuant to the Private Placement.

(33) Represents (i) 106,067 shares of Common Stock issuable upon warrants, (ii) 81,803 shares of Common Stock issuable upon the exercise of the November HCW Warrants, (iii) 30,979 shares of Common Stock issuable upon the exercise of the August HCW Warrants.

(34) Consists of 81,803 shares of Common Stock issuable upon the exercise of the November HCW Warrants, and 30,979 shares of Common Stock issuable upon the exercise of the August HCW Warrants.

(35) Represents (i) 51,957 shares of Common Stock issuable upon warrants, (ii) 40,184 shares of Common Stock issuable upon the exercise of the November HCW Warrants, and (iii) 15,218 shares of Common Stock issuable upon the exercise of the August HCW Warrants.

(36) Consists of 40,184 shares of Common Stock issuable upon the exercise of the November HCW Warrants, and 15,218 shares of Common Stock issuable upon the exercise of the August HCW Warrants.

(37) Represents (i) 2,880 shares of Common Stock issuable upon warrants, (ii) 4,306 shares of Common Stock issuable upon the exercise of the November HCW Warrants, and (iii) 1,631 shares of Common Stock issuable upon the exercise of the August HCW Warrants.

(38) Consists of 4,306 shares of Common Stock issuable upon the exercise of the November HCW Warrants, and 1,631 shares of Common Stock issuable upon the exercise of the August HCW Warrants.

(39) Represents (i) 1,650 shares of Common Stock issuable upon warrants, (ii) 1,276 shares of Common Stock issuable upon the exercise of the November HCW Warrants, and (iii) 483 shares of Common Stock issuable upon the exercise of the August HCW Warrants.

(40) Consists of 1,276 shares of Common Stock issuable upon the exercise of the November HCW Warrants, and 483 shares of Common Stock issuable upon the exercise of the August HCW Warrants.

(41) Represents (i) 385,583 Shares, (ii) 385,135 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants, (iii) 770,270 shares of Common Stock issuable upon the exercise of the Investor Warrants, and (iv) 2,894 shares of Common Stock issuable upon a warrant, subject to a 4.99% beneficial ownership blocker.

(42) Consists of (i) 385,135 Shares, (ii) 385,135 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants, and (iii) 770,270 shares of Common Stock issuable upon the exercise of the Investor Warrants.

(43) Represents (i) 2,191,110 Shares, (ii) 135,135 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants, (iii) 270,270 shares of Common Stock issuable upon the exercise of the Investor Warrants and (iv) 4,341 shares of Common Stock issuable upon a warrant, subject to a 4.99% beneficial ownership blocker.

(44) Consists of (i) 135,135 Shares, (ii) 135,135 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants, and (iii) 270,270 shares of Common Stock issuable upon the exercise of the Investor Warrants.

(45) Represents (i) 364,865 Shares, (ii) 364,865 shares of Common Stock issuable upon the exercise of the Investor Warrants, and (iii) 98 shares of Common Stock issuable upon a warrant, subject to a 4.99% beneficial ownership blocker.

(46) Consists of (i) 384,865 Shares, and (ii) 384,865 shares of Common Stock issuable upon the exercise of the Investor Warrants.

14

PLAN OF DISTRIBUTION

Each selling stockholder of the shares of Common Stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock covered hereby on NASDAQ or any other stock exchange, market or trading facility on which the shares of Common Stock are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares of Common Stock at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of Common Stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of shares of Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares of Common Stock. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of Common Stock offered by this prospectus, which shares of Common Stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of Common Stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Haynes and Boone, LLP, New York, New York.

EXPERTS

Morison Cogen LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, as filed on March 1, 2021, as set forth in their report which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Morison Cogen LLP’s report, given on their authority as experts in accounting and auditing.

The consolidated financial statements for MyMD Pharmaceuticals, Inc. and Supera Pharmaceuticals, Inc. as of and for the years ended December 31, 2020 and 2019, included in the joint proxy and consent solicitation statement/prospectus, dated March 23, 2021 and incorporated herein by reference, have been audited by Cherry Bekaert LLP, independent registered public accounting firm, as set forth in their report thereon, which are incorporated by reference in this prospectus and elsewhere in the registration statement, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on or through our website at www.mymd.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Documents By Reference” are also available on our website, www.mymd.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

1.	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021;
2.	Our Current Reports on Form 8-K filed with the SEC on March 18, 2021 , April 15, 2021, and April 22, 2021 ; and
3.	the following sections from the joint proxy and consent solicitation statement/prospectus, dated March 23, 2021: “Risk Factors,” “Management of the Combined Company,” “Information About Akers,” “Information About MyMD,” “Principal Stockholders of Akers and the Combined Company,” “Principal Stockholders of MyMD and the Combined Company,” “Related Party Transactions,” “Description of Akers Capital Stock;” “Unaudited Pro Forma Condensed Combined Financial Statements,” the consolidated financial statements for MyMD Pharmaceuticals, Inc. for the years ended December 31, 2020 and 2019 and report of the independent registered public accounting firm, the consolidated financial statements for Supera Pharmaceuticals, Inc. for the years ended December 31, 2020 and 2019 and report of the independent registered public accounting firm; and
4.	The description of our Common Stock contained in our Registration Statement on Form 8-A, filed on January 17, 2014 pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our Common Stock contained in the section entitled “Description of Securities” in our Registration Statement on Form S-1 (File No. 333-190456), as initially filed with the SEC on August 7, 2013, as amended, as amended and supplemented by the description of our Common Stock contained in the “Description of Akers Capital Stock” in the joint proxy and consent solicitation statement/prospectus, dated March 23, 2021, and any amendment or report filed with the SEC for purposes of updating such description.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting MyMD Pharmaceuticals, Inc., at 855 N. Wolfe Street, Suite 623, Baltimore, MD 21205. Our telephone number is (856) 848-8698. Information about us is also available at our website at http://www.mymdbio.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

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10,137,025 Shares

COMMON STOCK

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The Company is paying all expenses of the offering. The following table sets forth all expenses to be paid by the registrant. All amounts shown are estimates except for the registration fee.

SEC registration fee	$15,590
FINRA fee	$15,500
Legal fees and expenses	$80,000
Accounting fees and expenses	$10,000
Printing Fees and Expenses	$2,500
Transfer Agent Fees and Expenses	$7,500
Miscellaneous	$10,000
Total	$141,090

Item 15. Indemnification of Directors and Officers.

New Jersey Law and MyMD’s Governing Documents

Section 14A:2-7(3) of the New Jersey Business Corporation Act permits a corporation to provide in its certificate of incorporation that a director or officer shall not be personally liable, or shall be liable only to the extent therein provided, to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders, except that such provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. MyMD Pharmaceuticals, Inc.’s certificate of incorporation provides for such limitation of liability.

Section 14A:3-5 of the New Jersey Business Corporation Act empowers a corporation to indemnify any current or former director or officer made a party to a proceeding because he or she is or was a director or officer against liability incurred in the proceeding; provided that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful.

MyMD Pharmaceuticals, Inc.’s certificate of incorporation provides that the corporation must indemnify its directors and officers to the fullest extent authorized by law. MyMD Pharmaceuticals, Inc. is also expressly required to advance certain expenses to its directors and officers. MyMD Pharmaceuticals, Inc. believes that these indemnification provisions are useful to attract and retain qualified directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling MyMD Pharmaceuticals, Inc. pursuant to the foregoing provisions, MyMD Pharmaceuticals, Inc. has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

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Item 16. Exhibits.

The following exhibits are filed with this Registration Statement.

Exhibit
Number	Description of Document

1.1*	Form of Underwriting Agreement
2.1	Agreement and Plan of Merger and Reorganization, dated November 11, 2020, by and among Akers Biosciences, Inc., XYZ Merger Sub Inc., and MYMD Pharmaceuticals, Inc. (incorporated by reference to Exhibit 2.1 to Akers Biosciences, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2020).
2.2	Amendment No.1 to Agreement and Plan of Merger and Reorganization, dated March 16, 2021, by and among Akers Biosciences, Inc., XYZ Merger Sub Inc., and MyMD Pharmaceuticals, Inc. (incorporated by reference to Exhibit 2.2 to Akers Biosciences, Inc.’s Registration Statement on Form S-4/A filed with the Securities and Exchange Commission on March 19, 2021).
3.1	Amended and Restated Certificate of Incorporation, effective April 16, 2021 (incorporated by reference to Exhibit 3.1 to MyMD Pharmaceuticals, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 22, 2021).
3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation, effective April 16, 2021 (incorporated by reference to Exhibit 3.2 to MyMD Pharmaceuticals, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 22, 2021).
3.3	Amended and Restated Bylaws of MyMD Pharmaceuticals, Inc., effective April 16, 2021 (incorporated by reference to Exhibit 3.3 to MyMD Pharmaceuticals, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 22, 2021).
4.1*	Form of Warrant Agreement and Warrant Certificate
4.2*	Form of Unit Agreement
4.3	Form of Underwriters’ Warrant (incorporated by reference to Exhibit 4.1 to Akers Biosciences, Inc.’s Registration Statement on Form S-1 filed with the Securities Exchange Commission on November 18, 2013).
4.4	Form of Warrant (incorporated herein by reference to Exhibit 4.1 to Akers Biosciences, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2017).
4.5	Form of Purchaser Warrant (incorporated herein by reference to Exhibit 4.1 to Akers Biosciences, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2017).
4.6	Form of Placement Agent Warrant (incorporated herein by reference to Exhibit 4.2 to Akers Biosciences, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2017).
4.7	Form of Purchaser Warrant (incorporated herein by reference to Exhibit 4.1 to Akers Biosciences, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 13, 2017).
4.8	Form of Underwriter’s Warrant (incorporated herein by reference to Exhibit 4.1 to Akers Biosciences, Inc.’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 15, 2017).
4.9	Form of Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 4.7 to Akers Biosciences, Inc.’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 15, 2017).
4.10	Form of Warrant (incorporated herein by reference to Exhibit 4.1 to Akers Biosciences, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2018).
4.11	Form of Series C Convertible Preferred Stock Warrant Certificate (incorporated herein by reference to Exhibit 4.9 to Akers Biosciences, Inc.’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on November 29, 2019).
4.12	Form of Pre-Funded Warrant Certificate (incorporated herein by reference to Exhibit 4.10 to Akers Biosciences, Inc.’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on November 29, 2019).
4.13	Form of Placement Agent Warrant Certificate (incorporated herein by reference to Exhibit 4.11 to Akers Biosciences, Inc.’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on November 29, 2019).
4.14	Form of Placement Agent Warrant (incorporated herein by reference to Exhibit 4.1 to Akers Biosciences, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 8, 2020).
4.15	Form of Placement Agent Warrant (incorporated herein by references to Exhibit 4.1 to Akers Biosciences, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 15, 2020).
4.16	Form of Placement Agent Warrant (incorporated herein by reference to Exhibit 4.1 to Akers Biosciences, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 13, 2020).
4.17	Form of Placement Agent Warrant (incorporated herein by reference to Exhibit 4.1 to Akers Biosciences, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2020).
4.18	Rights Agreement dated as of September 9, 2020 between Akers Biosciences, Inc. and VStock Transfer, LLC as Rights Agent (incorporated herein by reference to Exhibit 4.1 to Akers Biosciences, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 9, 2020).
4.19	Amendment No. 1 to Rights Agreement, dated as of March 18, 2021, by and between Akers Biosciences, Inc. and VStock Transfer, LLC, as Rights Agent. (incorporated herein by reference to Exhibit 4.19 to Akers Biosciences, Inc.’s Registration Statement on Form S-4/A filed with the Securities and Exchange Commission on March 19, 2021).
4.20	Form of Pre-Funded Warrant. of Akers Biosciences, Inc. (incorporated herein by reference to Exhibit 4.1 to Akers Biosciences, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2020).
4.21	Form of Investor Warrant. of Akers Biosciences, Inc. (incorporated herein by reference to Exhibit 4.2 to Akers Biosciences, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2020).

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5.1**	Opinion of Haynes and Boone, LLP
23.1**	Consent of Morison Cogen LLP
23.2**	Consent of Cherry Bekaert LLP
23.3**	Consent of Cherry Bekaert LLP
23.4**	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (included in Part II of this Registration Statement)

*	To be filed as an exhibit to a Current Report of the registrant on Form 8-K or other document to be incorporated herein by reference
**	Filed herewith

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Maryland, on this April 28, 2021.

MYMD PHARMACEUTICALS, INC.

By:	/s/ Chris Chapman
Chris Chapman
President, Chief Medical Officer, and Director

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Chris Chapman as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 increasing the number of shares for which registration is sought, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such attorney-in-fact and agent so acting deem appropriate, with the SEC, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chris Chapman	President, Chief Medical Officer, and Director	April 28, 2021
Chris Chapman	(Principal Executive Officer)

/s/ Ian Rhodes	Chief Financial Officer	April 28, 2021
Ian Rhodes	(Principal Financial Officer)

/s/ Adam Kaplin	Chief Scientific Officer	April 28, 2021
Adam Kaplin

/s/ Christopher C. Schreiber	Director	April 28, 2021
Christopher C. Schreiber

/s/ Joshua Silverman	Director, Chairman of the Board	April 28, 2021
Joshua Silverman

/s/ Bill J. White	Director	April 28, 2021
Bill J. White

/s/ Robert C. Schroeder	Director	April 28, 2021
Robert C. Schroeder

/s/ Craig Eagle	Director	April 28, 2021
Craig Eagle

/s/ Jude Uzonwanne	Director	April 28, 2021
Jude Uzonwanne

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